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                                                                     EXHIBIT 4.1

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, ("Instrument"), dated to be effective as of April 14, 2000 (the "Effective Date"), is by and among Pillowtex Corporation, a Texas corporation (the "Company"), Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States having its principal corporate trust office in Minneapolis, Minnesota (the "Resigning Trustee") and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States having its principal corporate trust office in St. Paul, Minnesota (the "Successor Trustee"). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).

                                   RECITALS
                                   --------

     WHEREAS, pursuant to an Indenture dated as of December 18, 1997 (as amended or supplemented, the "Indenture") between the Company and the Resigning Trustee, the Company issued its 9% Senior Subordinated Notes Due 2007 (Series A and
B)(the "Notes");

     WHEREAS, the Company appointed the Resigning Trustee as the paying agent (the "Paying Agent") and registrar (the "Registrar") under the Indenture;

     WHEREAS, there is presently issued and outstanding $185,000,000 in aggregate principal amount of the Notes;

     WHEREAS, the Indenture provides that the Trustee may resign at any time and be discharged from the trusts created by the Indenture by notifying the Company in writing;

     WHEREAS, the Indenture further provides that if the Trustee resigns, the Company shall promptly appoint a successor Trustee;

     WHEREAS, the Resigning Trustee desires to resign, and the Company desires to appoint the Successor Trustee as Trustee, Paying Agent and Registrar to succeed the Resigning Trustee in such capacities under the Indenture and the documents executed in connection with or related to the Indenture (collectively, as amended or supplemented, the "Documents"); and

     WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Paying Agent and Registrar under the Indenture and the Documents.

     NOW, THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Acceptance of Resignation of Resigning Trustee and Appointment of
          -----------------------------------------------------------------
Successor Trustee. The Company hereby accepts the resignation of the Resigning
-----------------
Trustee as Trustee, Paying Agent and Registrar under the Indenture and the Documents. Pursuant to Section 7.08 of the Indenture, the Company hereby appoints the Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture and the Documents, and vests and confirms to the Successor Trustee all rights, powers, trusts, privileges, duties and obligations of the Trustee,
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Paying Agent and Registrar under the Indenture and the Documents. The Company and the Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably request to as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, privileges, duties and obligations assigned, transferred, delivered and confirmed hereunder.

     2.   Company Representations and Warranties. The Company hereby represents
          --------------------------------------
and warrants to the Successor Trustee that:

     a.   It is duly organized and validly existing;

     b. The Indenture and the Documents have been amended or supplemented pursuant to a Supplemental Indenture dated as of December 19, 1997 and a Second Supplemental Indenture dated as of July 28, 1998;

     c. No Event of Default and no default exists under the Indenture or any of the Documents;

     d. No covenant or condition contained in the Indenture or the Documents has been waived by the Holders of a percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

     e.   The Notes are validly issued securities of the Company; and

     f. The Company's execution and delivery of this Instrument do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any (i) contract, agreement, indenture or other instrument (including, without limitation, the Company's certificate of incorporation and by-laws) to which the Company is a party or by which the Company or its property is bound, or (ii) any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to the Company or its property.

     3.   Resigning Trustee Representations and Warranties. The Resigning
          ------------------------------------------------
Trustee hereby represents and warrants to the Successor Trustee that:

     a. It has not entered into any amendment or supplement to the Indenture or any of the Documents except as noted herein, and the Indenture and the Documents are in full force and effect;

     b. No covenant or condition contained in the Indenture or the Documents has been waived by the Resigning Trustee or, to the best of the knowledge of the Resigning Trustee, by the holders of a percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

     c. There is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or

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     governmental authority arising out of any action or omission by the
     Resigning Trustee as Trustee, Paying Agent or Registrar under the Indenture or the Documents;

     d. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all Documents relating to the trusts created by the Indenture (the "Trusts") and all information in the possession of its corporate trust administration department relating to the administration and status of the Trusts and shall do such other things as the Successor Trustee may reasonably request to more fully vest and confirm in the Successor Trustee all the rights, powers, trusts, privileges, duties and obligations assigned and transferred hereby to the Successor Trustee;

     e. To the best of its knowledge, it has lawfully discharged its duties as Trustee, Paying Agent and Registrar under the Indenture and the Documents; and

     f. There is presently issued and outstanding $185,000,000 in aggregate principal amount of the Notes and interest has been paid through December 15, 1999.

     4.   Successor Trustee Representation and Warranty. The Successor Trustee
          ---------------------------------------------
represents and warrants to the Resigning Trustee and the Company that:

     a. it is qualified and eligible to serve as Trustee, Paying Agent and Registrar under the Indenture, the Documents and the Trust Indenture Act of 1939, as amended (the "Act").

     5.   Acceptance by Successor Trustee. The Successor Trustee hereby accepts
          -------------------------------
its appointment, as of the Effective Date, as Successor Trustee, Paying Agent and Registrar under the Indenture and the Documents, and assumes, as of the Effective Date, all rights, powers, trusts, privileges, duties and obligations of the Trustee, Paying Agent and Registrar thereunder, subject to the terms and conditions therein. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, substantially in the form of Exhibit A hereto, to be sent to each holder of the Notes in accordance with Section 7.08 of the Indenture.

     6.   Assignment by Resigning Trustee. The Resigning Trustee hereby
          -------------------------------
confirms, assigns, transfers, delivers and conveys, as of the Effective Date, to the Successor Trustee, as successor Trustee, Paying Agent and Registrar under the Indenture and the Documents, upon the Trusts expressed in the Indenture, all rights, powers, trusts, privileges, duties and obligations, which the Resigning Trustee, as Trustee, Paying Agent and Registrar now holds under and by virtue of the Indenture and the Documents, and shall pay over to the Successor Trustee, any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture and the Documents, subject to the lien provided by
Section 7.07 of the Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company's obligations under said Section to the Resigning Trustee, which lien shall also secure the Company's obligations under said Section to the Successor Trustee.

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     7.   Indemnification by Resigning Trustee. The Resigning Trustee agrees to
          ------------------------------------
pay or indemnify, as applicable, the Successor Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's legal counsel and other advisors) arising out of the actual, alleged or adjudicated actions or omissions of the Resigning Trustee that the Successor Trustee may suffer or incur as a result of the Successor Trustee accepting this appointment and acting as successor Trustee, Paying Agent and Registrar under the Indenture and the Documents. The Successor Trustee will furnish to the Resigning Trustee, promptly upon receipt, all documents with respect to any action the outcome of which would make the indemnity provided for in this paragraph operative. The Successor Trustee shall promptly notify the Resigning Trustee in writing (an, in any event, within no later than 10 days) of any claim for which it may seek indemnity. The Resigning Trustee shall have the right to elect to provide its own defense to any such claim and the Successor Trustee shall cooperate fully in any such defense. In the event the Resigning Trustee elects to provide its own defense, the Resigning Trustee shall not pay for separate counsel to the Successor Trustee. The Resigning Trustee shall not be obligated to pay for any settlement absent its consent.

     8.   Resigning Trustee's Lien and Payment of Fees, Expenses and
          ----------------------------------------------------------
Indemnification. The Resigning Trustee hereby appoints the Successor Trustee and
---------------
the Successor Trustee hereby acknowledges its appointment, as the Resigning Trustee's agent with respect to the assertion, perfection and enforcement of the Resigning Trustee's lien provided for in Section 7.07 of the Indenture to secure the satisfaction of the Company's indemnification obligations to the Resigning Trustee and its payment of the Resigning Trustee's past, current and future fees and expenses as provided for in said Section 7.07 (said indemnification obligations, fees and expenses, collectively, the "Resigning Trustee's Claims"). The Successor Trustee further acknowledges that the Resigning Trustee's Claims are and will be due under Section 7.07 of the Indenture and thus, are included within the "First" priority of payment provided for under Section 6.10 of the Indenture.

     9.   Additional Documentation. The Company and the Resigning Trustee, for
          ------------------------
the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, as successor Trustee, Paying Agent, and Registrar under the Indenture and the Documents, said rights, powers, trusts, privileges, duties and obligations agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting and confirming to the Successor Trustee all rights, powers, trusts, privileges, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture and the Documents.

     10.  Effective Date.  This Instrument and the resignation, appointment and
          --------------
acceptance effected hereunder shall be effective as of the close of business on the Effective Date.

     11.  Governing Law. This Instrument shall be governed by and construed in
          -------------
accordance with the laws of the State of New York.

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     12.  Counterparts. This Instrument may be executed in any number of
          ------------
counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     13.  Survival of Certain Obligations of the Company.  Notwithstanding the
          ----------------------------------------------
the resignation of the Resigning Trustee, as Trustee under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture, and nothing contained in this Instrument shall in any way abrogate the obligations of the Company to the Resigning Trustee under the Indenture and the Documents or any lien created thereunder in favor of the Resigning Trustee.

     14.  Notices. All notices, whether faxed or mailed will be deemed received
          -------
when sent pursuant to the following instructions:

          TO THE RESIGNING TRUSTEE:
          Julie J. Becker, Vice President
          Norwest Bank Minnesota, National Association
          Corporate Trust Services
          Sixth Street and Marquette Avenue
          Mac No. N9303-120
          Minneapolis, Minnesota 55479
          TELEPHONE:  (612) 316-4772
          TELECOPIER: (612) 667-9825

          TO THE SUCCESSOR TRUSTEE:
          Jeffrey C. Tupper, Vice President
          U.S. Bank National Association
          M.S. SPFT0210
          180 East Fifth Street
          St. Paul, Minnesota 55101
          TELEPHONE:  (651) 244-0743
          TELECOPIER: (651) 244-0089

          TO THE COMPANY:
          Jamie Vasquez, Treasurer
          Pillowtex Corporation
          4111 Mint Way
          Dallas, Texas 75237
          TELEPHONE:  (214) 333-3325
          TELECOPIER: (214) 467-0823

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IN WITNESS WHEREOF, the parties have executed this Instrument to be effective as of the day and year first above written.

Dated: April 13, 2000                   PILLOWTEX CORPORATION

                                                 By:  John F. Sterling
                                                 Its: Vice President


Dated: April 14, 2000                            NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION

                                                 By:  Julie J. Becker
                                                 Its: Vice President


Dated: April 12, 2000                            U.S. BANK NATIONAL ASSOCIATION

                                                 By:  Lori-Anne Rosenburg
                                                 Its: Assistant Vice President

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                                   EXHIBIT A
                                   ---------

                             NOTICE TO HOLDERS OF
                             PILLOWTEX CORPORATION
                     9% SENIOR SUBORDINATED NOTES DUE 2007
                               (SERIES A AND B)


We hereby notify you of the resignation of Norwest Bank Minnesota, National Association, as Trustee under the Indenture dated as of December 18, 1997 (as amended or supplemented, the "Indenture"), pursuant to which the above-described notes were issued and are outstanding.

Pillowtex Corporation has appointed US Bank National Association, whose corporate Trust Office is located at 180 East Fifth Street, M.S. SPFT0210, St. Paul, Minnesota 55101, as Successor Trustee under the Indenture, which appointment has been accepted and has become effective.


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